UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2015

Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

405 FIFTH STREET

AMES, IOWA 50010

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (515) 232-6251

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Shareholders

The Company’s annual meeting of shareholders was held on April 29, 2015.

Proposal 1.     The stockholders elected to the Company’s Board of Directors for a term of three years were Steven D. Forth, James R. Larson II, and Lisa M. Eslinger. Directors whose term of office continued after the annual meeting consist of Betty A. Baudler Horras, David W. Benson, John P. Nelson, Douglas C. Gustafson DVM, Richard O. Parker, Thomas H. Pohlman and Larry A Raymon.

Proposal 2.     The stockholders also ratified the appointment of CliftonLarsonAllen LLP to continue as the Company’s independent registered public accounting firm for 2015.

There were 9,310,913 shares of common stock entitled to vote at the annual meeting. The final voting results of each proposal are set forth below.

Proposal 1.     The voting results on the election of directors for a three year term were as follows:

		Votes	Broker
	In Favor	Withheld	Non-Votes

Steven D. Forth	3,963,163	140,015	2,010,307
James R. Larson II	3,947,413	155,765	2,010,307
Lisa M. Eslinger	3,957,190	145,988	2,010,307

Proposal 2.     The voting results on the ratification of the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstain

6,032,539	59,366	21,580

            There were no broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: May 1, 2015	By:	/s/ Thomas H. Pohlman
Thomas H. Pohlman, Chief Executive Officer and President